                                                           Exhibit No. EX-99.g.2

                              DELEGATION AGREEMENT

     AGREEMENT,  dated as of August 12,  2005 by and  between  INVESTORS  BANK &
TRUST COMPANY, a Massachusetts trust company (the "Delegate"),  and MGI FUNDS, a
Delaware statutory trust (the "Fund").

     WHEREAS,  pursuant to the  provisions  of Rule 17f-5  under the  Investment
Company Act of 1940,  as amended (the "1940 Act"),  and subject to the terms and conditions  set forth  herein,  the Board of  Trustees  of the Fund  desires  to delegate to the Delegate certain responsibilities  concerning Foreign Assets (as defined  below),  and the Delegate hereby agrees to retain such  delegation,  as described herein; and

     WHEREAS,  pursuant to the  provisions of Rule 17f-7 under the 1940 Act, and subject to the terms and conditions  set forth herein,  the Board of Trustees of the Fund desires to retain the Delegate to provide certain  services  concerning
Foreign Assets on behalf of certain series of the Fund (the  "Portfolios"),  and the Delegate hereby agrees to provide such services, as described herein;

     NOW  THEREFORE,  in  consideration  of  the  premises  and  of  the  mutual agreements contained herein, the parties hereto agree as follows:

1.   Definitions

     Capitalized terms in this Agreement have the following meanings:

     a.   Authorized Representative

          Authorized  Representative  means  any  one of  the  persons  who  are empowered,  on behalf of the parties to this Agreement,  to receive notices from the other party and to send notices to the other party.

     b.   Board

          Board means the Board of Trustees (or the body  authorized to exercise authority  similar to that of the board of directors of a  corporation)  of
     Fund.

     c.   Country Risk

          Country Risk means all factors reasonably related to the systemic risk of  holding  Foreign  Assets in a  particular  country,  including  but not
     limited  to,  such  country's  financial   infrastructure   (including  any
     Securities Depositories operating in such country);  prevailing custody and settlement  practices;  and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

     d.   Eligible Foreign Custodian

          Eligible  Foreign   Custodian  has  the  meaning  set  forth  in  Rule
     17f-5(a)(1) and it is understood that such term includes  foreign  branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5(a)(7)).

     e.   Foreign Assets

          Foreign Assets has the meaning set forth in Rule 17f-5(a)(2).

     f.   Foreign Custody Manager

          Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3).

     g.   Securities Depository

          Securities Depository has the meaning set forth in Rule 17f-4(a)(6).

     h.   Monitor

          Monitor means to re-assess or re-evaluate,  at reasonable intervals, a decision, determination or analysis previously made.

2.   Representations

     a.   Delegate's Representations

          Delegate  represents  that  it is a U.S.  Bank  chartered  as a  trust company  under  the laws of the  Commonwealth  of  Massachusetts.  Delegate further  represents  that the  persons  executing  this  Agreement  and any amendment or appendix  hereto on its behalf are duly  authorized to so bind
     Delegate with respect to the subject matter of this Agreement.

     b.   Fund's Representations

          Fund represents that the Board has determined that it is reasonable to rely  on  Delegate  to  perform  the  responsibilities  described  in  this
     Agreement.   Fund  further  represents  that  the  persons  executing  this
     Agreement  and any  amendment  or  appendix  hereto on its  behalf are duly authorized  to so bind  Fund with  respect  to the  subject  matter of this
     Agreement.

3.   Jurisdictions and Depositories Covered

     a.   Initial Jurisdictions and Depositories

          The  authority  delegated by this  Agreement in  connection  with Rule
     17f-5 applies only with respect to Foreign Assets held in the jurisdictions listed in Appendix A1. Delegate's  responsibilities under this Agreement in connection  with Rule  17f-7  apply  only with  respect  to the  Securities
     Depositories  listed in Appendix A2. Upon the creation of a new  Securities
     Depository in any of the jurisdictions listed in Appendix A1 at the time of such creation,  such Securities  Depository will automatically be deemed to be  listed  in  Appendix  A2 and  will  be  covered  by the  terms  of this
     Agreement.

     b.   Added Jurisdictions and Depositories

          Jurisdictions  and  related  Securities  Depositories  may be added to
     Appendix A1 and Appendix A2, respectively, by written agreement in the form of Appendix B. Delegate's  responsibility and authority with respect to any jurisdiction or Securities Depository, respectively, so added will commence at the later of (i) the time that Delegate's Authorized  Representative and the Board's Authorized Representative have both executed a copy of Appendix
     B listing such jurisdiction and/or Securities Depository,  or (ii) the time that  Delegate's  Authorized  Representative  receives a copy of such fully executed Appendix B.

     c.   Withdrawn Jurisdictions

          Board may withdraw its (i)  delegation to Delegate with respect to any jurisdiction,  or (ii) retention of Delegate with respect to any Securities
     Depository,  upon written notice to Delegate. Delegate may withdraw its (i)
     acceptance  of  delegation  with  respect  to  any  jurisdiction,  or  (ii)
     retention with respect to any Securities Depository, upon written notice to
     Board.  Ten days (or such longer  period as to which the  parties  agree in
     such  event)   after   receipt  of  any  such  notice  by  the   Authorized
     Representative  of the party other than the party giving  notice,  Delegate shall have no further responsibility or authority under this Agreement with respect  to  the  jurisdiction(s)  or  Securities  Depository  as to  which delegation is withdrawn.

4.   Delegation of Authority to Act as Foreign Custody Manager

     a.   Selection of Eligible Foreign Custodians

          Subject to the  provisions of this Agreement and the  requirements  of
     Rule 17f-5 (and any other  applicable  law),  Delegate  is  authorized  and directed to place and maintain  Foreign  Assets in the care of any Eligible
     Foreign  Custodian(s)  selected by Delegate in each  jurisdiction  to which
     this  Agreement  applies,   except  that  Delegate  does  not  accept  such
     authorization and direction with regard to Securities Depositories.

     b.   Contracts With Eligible Foreign Custodians

          Subject to the  provisions of this Agreement and the  requirements  of
     Rule 17f-5 (and any other applicable law),  Delegate is authorized to enter into, on behalf of Fund, such written  contracts  governing  Fund's foreign custody  arrangements  with such  Eligible  Foreign  Custodians as Delegate deems appropriate.

5.   Monitoring of Eligible Foreign Custodians and Contracts

          In each case in which  Delegate has exercised the authority  delegated under this  Agreement  to place  Foreign  Assets with an  Eligible  Foreign
     Custodian,  Delegate  is  authorized  to,  and  shall,  on  behalf of Fund, establish a system to Monitor the  appropriateness  of maintaining  Foreign
     Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority  delegated under this Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund,  establish a system to Monitor the appropriateness of such contract.

6.   Securities Depositories

          a. In accordance with the requirements of Rule 17f-7,  Delegate shall, upon execution of this  Agreement,  provide Fund or its investment  advisor with an analysis of the custody risks  associated with  maintaining  assets with each  Securities  Depository  listed on  Appendix  A2 hereto  prior to placing Foreign Assets with any such Securities Depository.

          b. In accordance with the  requirements of Rule 17f-7,  Delegate shall
     Monitor the custody  risks  associated  with  maintaining  assets with each
     Securities  Depository  listed on Appendix A2 hereto on a continuing basis, and shall promptly  notify Fund or its  investment  advisor of any material change in such risks.

7.   Guidelines and Procedures for the Exercise of Delegated Authority

     a.   Board's Conclusive Determination Regarding Country Risk

          In exercising its delegated  authority under this Agreement,  Delegate may assume,  for all purposes,  that Board (or Fund's  investment  advisor, pursuant to authority  delegated by Board) has considered,  and pursuant to its fiduciary duties to Fund and Fund's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining  Foreign Assets in the  jurisdictions  to which this Agreement  applies.  In exercising its delegated  authority  under this  Agreement,  Delegate may also assume that
     Board (or Fund's  investment  advisor,  pursuant to authority  delegated by
     Board) has, and will  continue to,  Monitor such Country Risk to the extent
     Board deems necessary or appropriate.

          Except as  specifically  described  herein,  nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

     b.   Selection of Eligible Foreign Custodians

          In exercising  the authority  delegated  under this Agreement to place
     Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that  Foreign  Assets  will be subject  to  reasonable  care,  based on the standards  applicable  to  custodians  in the  market in which the  Foreign
     Assets  will  be  held,  after  considering  all  factors  relevant  to the safekeeping of such Foreign Assets, including, without limitation:

               i.   The Eligible Foreign Custodian's practices,  procedures, and internal  controls,  including,  but  not  limited  to,  the physical protections  available for certificated  securities
                    (if applicable),  the method of keeping  custodial  records, and the security and data protection practices;

               ii.  Whether the Eligible  Foreign  Custodian  has the  financial strength to provide reasonable care for Foreign Assets;

               iii. The Eligible  Foreign  Custodian's  general  reputation  and standing;

               iv.  Whether  Fund  will  have  jurisdiction  over and be able to enforce  judgments  against the Eligible Foreign  Custodian, such as by virtue of the  existence  of any  offices  of the
                    Eligible  Foreign  Custodian  in the  United  States  or the
                    Eligible Foreign  Custodian's  consent to service of process in the United States; and

               v.   In the  case  of an  Eligible  Foreign  Custodian  that is a banking institution or trust company, any additional factors and criteria set forth in Appendix C to this Agreement.

     c.   Evaluation of Written Contracts

          In exercising  the authority  delegated  under this Agreement to enter into written contracts  governing Fund's foreign custody  arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts
     provide   reasonable  care  for  Foreign  Assets  based  on  the  standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination,  Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

     d.   Monitoring of Eligible Foreign Custodians

          In  exercising  the  authority   delegated  under  this  Agreement  to
     establish a system to Monitor the  appropriateness  of maintaining  Foreign
     Assets with an  Eligible  Foreign  Custodian  or the  appropriateness  of a written contract  governing Fund's foreign custody  arrangements,  Delegate shall  consider  any factors and  criteria  set forth in Appendix D to this
     Agreement.  If, as a result of its Monitoring of Eligible Foreign Custodian relationships  hereunder  or  otherwise,  Delegate  determines  in its sole discretion  that  it is in the  best  interest  of the  safekeeping  of the
     Foreign Assets to move such Foreign Assets to a different  Eligible Foreign
     Custodian, Delegate shall effectuate the transfer of such Foreign Assets to a new Eligible Foreign Custodian as soon as is reasonably practicable.  The
     Fund shall bear any expense related to such relocation of Foreign Assets.

8.   Standard of Care

     a. In exercising the authority  delegated  under this Agreement with regard to its duties under Rule 17f-5,  Delegate  agrees to exercise  reasonable  care,
prudence  and  diligence  such  as  a  person  having   responsibility  for  the
safekeeping of Foreign Assets of an investment company registered under the 1940
Act would exercise.

     b. In carrying out its responsibilities under this Agreement with regard to
Rule 17f-7, Delegate agrees to exercise reasonable care, prudence and diligence.

9.   Reporting Requirements

     Delegate agrees to provide written reports notifying Board of the placement of Foreign  Assets  with a  particular  Eligible  Foreign  Custodian  and of any material change in Fund's  arrangements  with such Eligible Foreign  Custodians.
Such reports shall be provided to Board quarterly for  consideration at the next regularly  scheduled  meeting  of the Board or earlier  if deemed  necessary  or advisable by Delegate in its sole discretion.

10.  Provision of Information Regarding Country Risk

     With respect to the  jurisdictions  listed in Appendix A1, or added thereto pursuant  to  Article  3,  Delegate  agrees to  provide  the  Board  and  Fund's investment  adviser  with  access to Eyes to the  WorldTM,  a service  available through Delegate's Web Site at www.ibtco.com, containing information relating to
Country  Risk, if  available,  as is specified in Appendix E to this  Agreement.
Such information  relating to Country Risk shall be updated from time to time as
Delegate deems necessary.

11.  Limitation of Liability.

     a. Notwithstanding  anything in this Agreement to the contrary, in no event
shall  Delegate  or  any  of  its  officers,  directors,   employees  or  agents
(collectively,  the  "Delegate  Indemnified  Parties")  be liable to Fund or any third  party,  and Fund  shall  indemnify  and hold  Delegate  and the  Delegate
Indemnified  Parties  harmless  from  and  against  any  and all  loss,  damage, liability,  actions,  suits,  claims,  costs and expenses,  including reasonable legal fees (a  "Claim"),  arising as a result of any act or omission of Delegate or any Delegate Indemnified Party under this Agreement,  except for any Claim to the extent  resulting from the negligence,  willful  misfeasance or bad faith of
Delegate or any Delegate  Indemnified Party. If a Claim is made against Delegate or any Delegate Indemnified Party,  Delegate shall give prompt written notice to
Fund.  Without  limiting  the  foregoing,  neither  Delegate  nor  the  Delegate
Indemnified  Parties  shall  be  liable  for,  and  Delegate  and  the  Delegate
Indemnified Parties shall be indemnified  against, any Claim arising as a result of:

               i.   Any act or omission by Delegate or any Delegate  Indemnified
                    Party in  reasonable  good faith  reliance upon the terms of this  Agreement,  any  resolution  of the  Board,  telegram, telecopy,  notice, request,  certificate or other instrument reasonably believed by Delegate to be genuine;

               ii.  Any  information  which  Delegate  provides under Section 10 hereof  provided  Delegate  has used  reasonable  commercial efforts to obtain and  provide  accurate  information  under such Section; or

               iii. Any acts of God, earthquakes, fires, floods, storms or other
                    disturbances   of   nature,   epidemics,   strikes,   riots,
                    nationalization,  expropriation, currency restrictions, acts of  war,  civil  war  or  terrorism,  insurrection,  nuclear fusion,  fission or  radiation,  the  interruption,  loss or
                    malfunction  of  utilities,   transportation   or  computers
                    (hardware  or  software)   and  computer   facilities,   the
                    unavailability   of  energy   sources   and  other   similar
                    happenings or events.

     b. Notwithstanding  anything to the contrary in this Agreement, in no event shall  Delegate  or the  Delegate  Indemnified  Parties be liable to Fund or any third party for lost  profits or lost  revenues or any  special,  consequential, punitive or incidental  damages of any kind  whatsoever in connection  with this
Agreement or any activities hereunder.

     c. Notwithstanding  anything in this Agreement to the contrary, in no event shall Fund or any of its officers,  trustees, employees or agents (collectively, the "Fund  Indemnified  Parties")  be liable to Delegate,  Delegate  Indemnified
Parties or any third party,  and Delegate shall  indemnify and hold Fund and the
Fund  Indemnified  Parties  harmless  from and  against  any Claim to the extent arising  as a  result  of the  negligence,  willful  misfeasance,  bad  faith or reckless disregard of duties of Delegate or any Delegate Indemnified Party. If a
Claim is made against Fund or any Fund Indemnified Party, Fund shall give prompt written notice to Delegate.

     d. Notwithstanding  anything to the contrary in this Agreement, in no event shall Fund or the Fund Indemnified  Parties be liable to Delegate,  the Delegate
Indemnified  Parties or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this agreement or any activities hereunder.

     e. Delegate  acknowledges  that only those  Portfolios of the Fund that are identified by the Fund,  from time to time,  shall be subject to this Agreement.
Delegate  acknowledges  that each Portfolio is  separately,  and not jointly and severally,  liable for its obligations  hereunder and that it shall look only to the assets of such Portfolios for payment. No shareholder of any Portfolio,  nor any officer,  trustee, employee or agent of the Fund, nor any investment advisor or sub-adviser to any Portfolio,  shall be personally liable for any obligations of any Portfolio.

12.  Effectiveness and Termination of Agreement

     This Agreement  shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect  until  terminated  as provided herein.  This Agreement may be terminated at any time, without penalty, by written  notice  from the  terminating  party to the  non-terminating  party.
Termination will become  effective 60 days after receipt by the  non-terminating party of such notice.

13.  Authorized Representatives and Notices

     The  respective  Authorized  Representatives  of Fund  and  Board,  and the
addresses to which notices and other  documents  under this  Agreement are to be sent to each, are as set forth in Appendix F. Any Authorized Representative of a
party  may  add  or  delete   persons  from  that  party's  list  of  Authorized
Representatives  by written notice to an Authorized  Representative of the other party.

14.  Governing Law

     This  Agreement  shall be  constructed  in accordance  with the laws of the
Commonwealth of Massachusetts without regard to principles of choice of law.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their duly authorized  representatives  as of the date first written above.

                               INVESTORS BANK & TRUST COMPANY

                               By:   /s/ Andrew M. Nesvet
                                     Name:  Andrew M. Nesvet
                                     Title: Managing Director

                               MGI FUNDS

                               By:   /s/ David M. Goldenberg
                                     Name:  David M. Goldenberg
                                     Title: Vice President and Secretary

List of Appendices

     A1 - Jurisdictions Covered

     A2 - Securities Depositories Covered

     B - Additional Jurisdictions/Securities Depositories Covered

     C -  Additional  Factors  and  Criteria to be Applied in the  Selection  of
Eligible Foreign Custodians that are Banking Institutions or Trust Companies

     D - Factors  and  Criteria  to be Applied in  Establishing  Systems for the
Monitoring of Foreign Custody Arrangements and Contracts

     E - Information Regarding Country Risk

     F - Authorized Representatives

                                   APPENDIX A1

                              Jurisdictions Covered

                [delete those countries which are not delegated]

                          Argentina                     Kenya
                          Austria                       Korea
                          Australia                     Latvia
                          Bahrain                       Lebanon
                          Bangladesh                    Lithuania
                          Belgium                       Luxembourg
                          Bermuda                       Malaysia
                          Bolivia                       Mauritius
                          Botswana                      Mexico
                          Brazil                        Morocco
                          Bulgaria                      Namibia
                          Canada                        Netherlands
                          Chile                         New Zealand
                          China                         Norway
                          Clearstream (Cedel)           Oman
                          Colombia                      Pakistan
                          Costa Rica                    Panama
                          Croatia                       Papau New Guinea
                          Cyprus                        Peru
                          Czech Republic                Philippines
                          Denmark                       Poland
                          Ecuador                       Portugal
                          Egypt                         Romania
                          Estonia                       Russia
                          Euroclear                     Singapore
                          Finland                       Slovak Republic
                          France                        Slovenia
                          Germany                       South Africa
                          Ghana                         Spain
                          Greece                        Sri Lanka
                          Hong Kong                     Swaziland
                          Hungary                       Sweden
                          Iceland                       Switzerland
                          India                         Taiwan
                          Indonesia                     Thailand
                          Ireland                       Turkey
                          Israel                        Ukraine
                          Italy                         United Kingdom
                          Ivory Coast                   Uruguay
                          Japan                         Venezuela
                          Jordan                        Zambia
                          Kazakhstan                    Zimbabwe

                                      A1-1

                                   APPENDIX A2

                         Securities Depositories Covered

--------------------------------------------- ---------------------------------------------
Argentina        CDV                          Philippines        PCD
                 CRYL                                            RoSS
--------------------------------------------- ---------------------------------------------
Australia        Austraclear Ltd.             Poland             CRBS
                 CHESS                                           NDS
                 RITS
--------------------------------------------- ---------------------------------------------
Austria          OeKB AG                      Portugal           Central de Valores
                                                                    Mobiliarios
--------------------------------------------- ---------------------------------------------
Bahrain          None                         Romania            NBR
                                                                 SNCDD
                                                                 Stock Exchange
                                                                    Registry, Clearing &
                                                                    Settlement
--------------------------------------------- ---------------------------------------------
Bangladesh       None                         Russia             DCC
                                                                 NDC
                                                                 VTB
--------------------------------------------- ---------------------------------------------
Belgium          BKB                          Singapore          CDP
                 CIK                                             MAS
--------------------------------------------- ---------------------------------------------
Bermuda          None                         Slovak             NBS
                                              Republic           SCP
--------------------------------------------- ---------------------------------------------
Botswana         None                         Slovenia           KDD
--------------------------------------------- ---------------------------------------------
Brazil           CBLC                         South              STRATE
                 CETIP                        Africa                The Central Depository
                 SELIC                                              (Pty) Ltd.
--------------------------------------------- ---------------------------------------------
Bulgaria         The Bulgarian National       Spain              Banco de Espana
                     Bank                                        SCLV
                 The Central Depository
--------------------------------------------- ---------------------------------------------
Canada           Bank of Canada               Sri Lanka          CDS
                 CDS
--------------------------------------------- ---------------------------------------------
Chile            DCV                          Sweden             VPC AB
--------------------------------------------- ---------------------------------------------
China            SSCC                         Switzerland        SIS SegaIntersettle AG
                 SSCCRC
--------------------------------------------- ---------------------------------------------

                                      A2-1

--------------------------------------------- ---------------------------------------------
Clearstream                                   Taiwan             TSCD
--------------------------------------------- ---------------------------------------------
Colombia         DCV                          Thailand           TSD
                 DECEVAL
--------------------------------------------- ---------------------------------------------
Costa Rica       CEVAL                        Turkey             CBT
                                                                 Takasbank
--------------------------------------------- ---------------------------------------------
Croatia          CNB                          Ukraine            Depository of the
                 Ministry of Finance                                National Bank of
                 SDA                                                Ukraine
                                                                 MFS Depository
--------------------------------------------- ---------------------------------------------
Czech Republi    SCP                          Uruguay            None
                 TKD
--------------------------------------------- ---------------------------------------------
Denmark          VP                           United             CMO
                                              Kingdom            CREST
--------------------------------------------- ---------------------------------------------
Ecuador          DECEVALE, S.A.               Venezuela          BCV
                                                                 CVV
--------------------------------------------- ---------------------------------------------
Egypt            Misr for Clearing,           Zambia             Bank of Zambia
                     Settlement & Dep.                           LuSE CSD
--------------------------------------------- ---------------------------------------------
Estonia          ECDSL                        Zimbabwe           None
--------------------------------------------- ---------------------------------------------
Euroclear
--------------------------------------------- ---------------------------------------------
Finland          APK
--------------------------------------------- ---------------------------------------------
France           Sicovam SA
--------------------------------------------- ---------------------------------------------
Germany          Clearstream
--------------------------------------------- ---------------------------------------------
Ghana            None
--------------------------------------------- ---------------------------------------------
Greece           Bank of Greece
                 CSD
--------------------------------------------- ---------------------------------------------
Hong Kong        CCASS
                 CMU
--------------------------------------------- ---------------------------------------------
Hungary          Keler Ltd.
--------------------------------------------- ---------------------------------------------
India            CDSL
                 NSDL
--------------------------------------------- ---------------------------------------------

                                      A2-2

--------------------------------------------- ---------------------------------------------
Indonesia        Bank Indonesia
                 PT.KSEI
--------------------------------------------- ---------------------------------------------
Ireland          CREST
                 Gilt Settlement Office
--------------------------------------------- ---------------------------------------------
Israel           TASE Clearing
                    House Ltd.
--------------------------------------------- ---------------------------------------------
Italy            Banca d-Italia
                 Monte Titoli
--------------------------------------------- ---------------------------------------------
Ivory Coast*     Depositaire Central/
                    Banque de Reglement
--------------------------------------------- ---------------------------------------------
Japan            Bank of Japan
                 JASDEC
--------------------------------------------- ---------------------------------------------
Jordan           SDC
--------------------------------------------- ---------------------------------------------
Kazakhstan       Kazakhstan Central
                    Securities Depository
--------------------------------------------- ---------------------------------------------
Kenya            Central Bank of Kenya
                    Central Depository
--------------------------------------------- ---------------------------------------------
Korea            KSD
--------------------------------------------- ---------------------------------------------
Latvia           Bank of Latvia
                 LCD
--------------------------------------------- ---------------------------------------------
Lebanon          Banque de Liban
                 MIDCLEAR
--------------------------------------------- ---------------------------------------------
Lithuania        CSDL
--------------------------------------------- ---------------------------------------------
Luxembourg       Clearstream
--------------------------------------------- ---------------------------------------------
Malaysia         BNM (SSTS)
                 MCD
--------------------------------------------- ---------------------------------------------
Mauritius        CDS
--------------------------------------------- ---------------------------------------------
Mexico           S.D. Indeval
--------------------------------------------- ---------------------------------------------
Morocco          Maroclear S.A.
--------------------------------------------- ---------------------------------------------
Netherlands      NECIGEF
--------------------------------------------- ---------------------------------------------

                                      A2-3

--------------------------------------------- ---------------------------------------------
New Zealand      New Zealand Central
                    Securities Depository
--------------------------------------------- ---------------------------------------------
Norway           VPS
--------------------------------------------- ---------------------------------------------
Oman             MDSRC
--------------------------------------------- ----------------------------------------------
Pakistan         Central Depository Co.
                    of Pakistan Limited
                 State Bank of Pakistan
--------------------------------------------- ---------------------------------------------
Peru             CAVALI
--------------------------------------------- ---------------------------------------------
--------------------------------------------- ---------------------------------------------

     * Benin, Burkina-Faso,  Guinea Bissau, Mali, Nigeria, Senegal, and Togo are
available through the Ivory Coast

                                      A2-4

                                   APPENDIX B

                        Additional Jurisdictions Covered

     Pursuant to Article 3 of this Agreement,  Delegate and Board agree that the following jurisdictions shall be added to Appendix A1:

                   [insert additional countries/depositories]

INVESTORS BANK & TRUST COMPANY

By:  /s/ Andrew M. Nesvet
Name:    Andrew M. Nesvet
Title:   Managing Director

MGI FUNDS

By: /s/ David M. Goldenberg
Name:   David M. Goldenberg
Title:  Vice President and Secretary

DATE:  August 12, 2005

                                      B-1

                                   APPENDIX C

                  Additional Factors and Criteria To Be Applied
                 in the Selection of Eligible Foreign Custodians
                That Are Banking Institutions or Trust Companies

     In  addition to the factors  set forth in Rule  17f-5(c)(1),  in  selecting
Eligible  Foreign  Custodians that are banking  institutions or trust companies,
Delegate shall consider the following factors,  if such information is available
(check all that apply):

____X_____        None

_________         Other (list below):

                                      C-1

                                   APPENDIX D

                       Factors and Criteria To Be Applied
                in the Establishing Systems For the Monitoring of
                   Foreign Custody Arrangements and Contracts

     In establishing  systems for the monitoring of foreign custody arrangements and contracts  with Eligible  Foreign  Custodians,  Delegate  shall consider the following factors, if such information is available:

     1.   Operating performance

     2.   Established practices and procedures

     3.   Relationship with market regulators

     4.   Contingency planning

                                      D-1

                                   APPENDIX E

                       Information Regarding Country Risk

     To aid the Board in its  determinations  regarding  Country Risk,  Delegate will furnish the Board annually with respect to the  jurisdictions  specified in
Article 3, the following information:

     1.   Copy of Addenda or Side Letters to Subcustodian Agreements

     2.   Legal Opinion, if available, with regard to:

          a)   Access to books and records by the Fund's accountants

          b)   Ability  to  recover  assets  in the  event  of  bankruptcy  of a custodian

          c)   Ability to recover assets in the event of a loss

          d)   Likelihood of expropriation or nationalization, if available

          e)   Ability to repatriate or convert cash or cash equivalents

     3.   Audit Report

     4.   Copy of Balance Sheet from Annual Report

     5.   Country Profile Matrix containing market practice for:

          a)   Delivery versus payment

          b)   Settlement method

          c)   Currency restrictions

          d)   Buy-in practice

          e)   Foreign ownership limits

          f)   Unique market arrangements

                                      E-1

                                   APPENDIX F
                           Authorized Representatives

The names and addresses of each party's authorized representatives are set forth below:

 A.  Board

          The Board of Trustees of MGI Funds
          c/o David M. Goldenberg, Esq.
          1166 Avenue of the Americas
          New York, New York  10036

 B.  Delegate

          Investors Bank & Trust Company
          200 Clarendon Street
          P.O. Box 9130
          Boston, MA 02117-9130
          Attention:  Steve Peacock, Director, Client Management
          Fax:  (617) 330-6033

 With a copy to:

          Investors Bank & Trust Company
          200 Clarendon Street
          P.O. Box 9130
          Boston, MA 02117-9130
          Attention:  Andrew S. Josef, Assistant General Counsel
          Fax:  (617) 946-1929

                                      F-1